UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2008

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

North American Technologies Group, Inc. as of October 31, 2008 finalized a re-financing of its $2,000,000 (“Bridge Loan”) by amending each of a series of promissory notes aggregating $2,000,000 all of which were originally dated March 7, 2007 and held by some of the Company’s major shareholders.

In connection with the refinancing, the Company paid On October 31, 2008 the accumulated interest of $247,498.13 that had accrued from the inception of the bridge loan through October 31, 2008. The principal balance of the amended bridge loan will now be due on October 31, 2009. Interest, at the rate of 7% per annum, will be payable quarterly in cash, beginning January 31, 2009 and continuing through October 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Joe B. Dorman
Joe B. Dorman Secretary

Dated: November 5, 2008